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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated February 13, 1998 (except for Note 8 which is as of April 27, 1998) relating to the combined financial statements of Kirkland's, Inc. and Affiliates, which appears in such Prospectus. We also consent to the references to us under the headings "Experts" and "Selected Combined Financial Data" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Combined Financial Data."



PRICE WATERHOUSE LLP
Memphis, Tennessee
April 28, 1998